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EXHIBIT 21.01 --- LIST OF SUBSIDIARIES


SUBSIDIARY                               ADDRESS

FRANCE
Radius France S.A.                      BP422 World Trade Center
                                        CNIT-2 Place De La Defense
                                        92053 La Defense, France

Radius S.A.R.L.

ASIA
Radius KK                               Yanada Bld. 5F
                                        6-7-10 Roppongi
                                        Minato-ku, Tokyo
                                        Japan

Nihon SuperMac K.K.                     Japan

SuperMac Asia Pacific                   Hong Kong

UNITED KINGDOM
Radius UK Ltd.                          13 Westminster Court
                                        Hipley Street
                                        Old Woking,
                                        Surrey GU22 9LQ
                                        United Kingdom

SuperMac Technology Europe

GERMANY
Radius GmbH                             Grosse Bleichen 35
                                        20354 Hamburg
                                        Germany

OTHERS
Radius FSC Inc.                         Bay Street
                                        Bridgetown
                                        Barbados

Radius (Australia) Pty. Ltd.            Level 5, 18-20 Orion Road
                                        Lane Cove, NSW 2066
                                        Australia

Radius Canada                           Canada


All subsidiaries are either inactive or in dissolution or preparation therefor.